Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BRT Realty Trust 2012 Incentive Plan of our report dated December 13, 2010, with respect to the consolidated financial statements at September 30, 2010 and for the years ended September 30, 2010 and 2009 of BRT Realty Trust included in its Annual Report (Form 10-K) for the year ended September 30, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 11, 2012